OCCIDENTAL PETROLEUM CORPORATION
2015 LONG-TERM INCENTIVE PLAN

FORM OF NOTICE OF GRANT
OF CASH RETURN ON CAPITAL EMPLOYED INCENTIVE AWARD
(Equity-based and Equity-settled Award)

Pursuant to the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”), OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (“Occidental” and, with its Subsidiaries, the “Company”), grants you (the “Grantee”) an award on the terms and conditions set forth herein (the “Award”). By accepting this Award, the Grantee agrees, to the extent not contrary to applicable law, to (i) the terms and conditions of the Plan and this Notice of Grant of Cash Return on Capital Employed (the “Notice of Grant”), (ii) the Standard Award Terms and Conditions set out on Attachment 1 hereto, including the arbitration provisions thereof (the “Terms and Conditions”), and (iii) the General Terms of Employment set out on Attachment 2 hereto, which, in the case of (ii) and (iii), are incorporated in this Notice of Grant by reference. Capitalized terms used but not defined herein shall, unless otherwise indicated, have the meanings set forth in the Plan. This Notice of Grant (along with the Terms and Conditions and all other incorporated attachments and exhibits) and the Award evidenced hereby are collectively referred to as the “Award Agreement.”

Date of Grant:

Award Type and Description:
Restricted Stock Units granted pursuant to Section 6(e) of the Plan that have been designated as a Performance Award under Section 6(k) of the Plan (referred to herein as “Performance Shares”), which Award is a bookkeeping entry that represents the right to receive a number of shares of Stock up to 200% of the Target Performance Shares (defined below), subject to the terms and conditions of the Award Agreement.

The Grantee’s right to receive payment of this Award in an amount ranging from 0% to 200% of the number of Target Performance Shares, rounded up to the nearest whole share, shall vest and become earned and nonforfeitable upon (i) the Grantee’s satisfaction of the continued service requirements described below under “Vesting Schedule and Forfeiture” and (ii) the Committee’s certification of the level of achievement of the Performance Goal (defined below). The number of Performance Shares actually earned upon satisfaction of the foregoing requirements are referred to herein as the “Earned Performance Shares.”

Target Number of Shares:	See Morgan Stanley “StockPlan Connect/Stock-Based Awards/Awarded” for the target number of Performance Shares subject to the Award (the “Target Performance Shares”).

Performance Period:

Vesting Schedule and Forfeiture:
Vesting Date. The Grantee must remain in the continuous employ of the Company from the Date of Grant through the last day of the Performance Period (the “Vesting Date”) to be eligible to receive payment of this Award, subject to the level of achievement of the Performance Goal. The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee’s employment among the Company and its affiliates or an approved leave of absence.

Termination of Employment. Notwithstanding the foregoing, if, prior to the Vesting Date, the Grantee (i) dies, or (ii) becomes permanently disabled while in the employ of the Company and terminates employment as a result thereof, or (iii) retires with the consent of the Company less than 12 months after the Date of Grant, or (iv) is terminated by the Company without Cause (each of the foregoing, a “Forfeiture Event”), then the number of Target Performance Shares will be reduced on a pro rata basis to the number obtained by multiplying the total number of Target Performance Shares granted by a fraction, the numerator of which is the number of days between the first day of the Performance Period and the Forfeiture Event and the denominator of which is the total number of days in the Performance Period. Such remaining pro rata unvested Target Performance Shares shall remain eligible for payment following the date of the Forfeiture Event, subject to the level of achievement of the Performance Goal at the end of the Performance Period or the occurrence of a Change in Control, and all other Target Performance Shares shall be immediately forfeited. If the Grantee retires with the consent of the Company 12 months or more after the Date of Grant but prior to the Vesting Date, then none of the Target Performance Shares will be reduced or forfeited and the Grantee will remain eligible to receive payment with respect to all Target Performance Shares following the date of the Forfeiture Event, subject to the level of achievement of the Performance Goal at the end of the Performance Period. If the Grantee terminates employment voluntarily or is terminated for Cause before the Vesting Date, then the Award will terminate automatically on the date of the Grantee’s termination and the Grantee shall immediately forfeit all Target Performance Shares.

Change in Control. If a Change in Control occurs following a Forfeiture Event, then the unvested Target Performance Shares (as reduced as a result of the Forfeiture Event) shall become immediately vested and nonforfeitable and deemed to be Earned Performance Shares as of the date of the Change in Control (without regard to the level of achievement of the Performance Goal). For the avoidance of doubt, Target Performance Shares previously forfeited as a result of the Forfeiture Event shall not become vested pursuant to this paragraph.

If a Forfeiture Event has not occurred and a Change in Control occurs prior to the Vesting Date, then 100% of the Target Performance Shares will be deemed to be Earned Performance Shares and will automatically convert into the same number of shares of Restricted Stock. The shares of Restricted Stock may not be transferred, assigned, sold, pledged, exchanged or otherwise encumbered or disposed of by the Grantee, except as provided for within the Plan, and are subject to a risk of forfeiture. In order for restrictions to lapse and the shares of Restricted Stock to become vested and nonforfeitable, the Grantee must remain in the continuous employ of the Company from the date of the Change in Control through the earlier to occur of (i) the Vesting Date or (ii) the date within 12 months following the date of the Change in Control on which the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason (the “CIC Related Vesting Date”); provided, that, for the avoidance of doubt, vesting of the shares of Restricted Stock shall not be subject to any level of attainment of the Performance Goal, which shall be waived upon occurrence of the Change in Control. In addition, the Grantee shall be deemed to have a CIC Related Vesting Date (A) on the date at any time following the occurrence of a Change in Control and prior to the Vesting Date on which the Grantee dies or becomes permanently disabled while in the employ of the Company and terminates employment as a result thereof, or (B) if the Grantee has accrued 12 months of continuous employment with the Company following the Change in Control, on the date following the 12 month anniversary of the Change in Control date and prior to the Vesting Date on which the Grantee's employment is terminated by the Company without Cause or the Grantee retires with the consent of the Company; provided, that in the case of clause (A) or (B) of this sentence, the number of shares of Restricted Stock which shall become vested and nonforfeitable on the applicable CIC Related Vesting Date shall equal the total number of shares of Restricted Stock multiplied by a fraction, the numerator of which is the number of days between the first day of the Performance Period and the CIC Related Vesting Date and the denominator of which is the total number of days in the Performance Period. For the avoidance of doubt, the occurrence of a Change in Control is not intended to change the protections provided to the Grantee in the event of the Grantee's death or permanent disability occurring prior to a Change in Control, other than waiver of any level of attainment of the Performance Goal. Except as otherwise provided in the Award Agreement, the Grantee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock received upon conversion of Earned Performance Shares pursuant to this paragraph, including the right to vote such shares and, subject to the terms and conditions described below under “Dividends, Voting and Other Rights,” to receive any dividends that may be paid thereon; provided, that any and all such dividends shall be subject to the same restrictions as the underlying shares of Restricted Stock. The foregoing provisions of this paragraph shall not apply if, prior to the occurrence of the Change in Control, the Committee determines in its discretion that such event will not accelerate vesting of this Award. Any such determination by the Committee is binding on the Grantee.

Performance Goal:	The “Performance Goal” for the Performance Period is based on the attainment of at least a minimum Cash Return on Capital Employed (“CROCE”), as set forth below.

Payment of Award:
Payment for Earned Performance Shares will be made solely in shares of Stock (in shares of Restricted Stock, in the case of the occurrence of a Change in Control), which will be issued to the Grantee as promptly as practicable after the Committee’s certification of attainment of the Performance Goal (which such payment and certification shall occur no later than 70 days following the end of the Performance Period) or the occurrence of a Change in Control (which such payment shall occur no later than 70 days following the date of the Change in Control), as applicable (the “Payment Trigger Date”), and in any event no later than the 15th day of the third month following the end of the first taxable year in which the Performance Shares are no longer subject to a substantial risk of forfeiture.

Dividends, Voting and Other Rights:
Performance Shares are not shares of Stock and have no voting rights or, except as described in this paragraph, dividend rights. With respect to each Performance Share subject to this Award, the Grantee is also awarded Dividend Equivalents with respect to one share of Stock, which means that, in the event that Occidental declares and pays a cash dividend on its outstanding Stock and, on the record date for such dividend, the Grantee holds Performance Shares that have not been settled (including settlement through conversion into Restricted Stock) or forfeited pursuant to the terms of the Award Agreement, then the Grantee will be credited on the books and records of Occidental with an amount equal to the amount per share of any such cash dividend for each outstanding Performance Share. The Grantee will be credited with such Dividend Equivalents for the period beginning on the Date of Grant and ending on the applicable Payment Trigger Date or, if earlier, the date the Grantee forfeits his rights with respect to the Performance Shares. Occidental will pay in cash to the Grantee an amount equal to (i) the Dividend Equivalents credited to such Grantee, adjusted as necessary to reflect the number of Earned Performance Shares, plus (ii) if applicable, the amount of any cash dividends accumulated with respect to any shares of Restricted Stock received as described above under “Vesting Schedule and Forfeiture—Change in Control,” as promptly as may be practicable after (A) the Committee certifies the attainment of the Performance Goal, or (B) if a Change in Control has occurred, the earlier to occur of the Vesting Date and the CIC Related Vesting Date, as applicable, and in any event no later than the 15th day of the third month following the end of the first taxable year in which the Dividend Equivalents or dividends, as applicable, are no longer subject to a substantial risk of forfeiture. For purposes of clarity, if Performance Shares or shares of Restricted Stock are forfeited by the Grantee, then the Grantee shall also forfeit the Dividend Equivalents and/or dividends, if any, accrued with respect to such Performance Shares and/or shares of Restricted Stock.